Press Release
www.shire.com

Shire Announces Opening of Office in Japan
Soh Fujiwara is appointed Managing Director

Tokyo, Japan and Cambridge, MA – February 20, 2009 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announced today that it has officially opened a new representative office in Japan and has appointed Soh Fujiwara as Managing Director for Japanese operations.

Shire’s new office in Shinkujuku Ward, Tokyo, will serve as the base for preparations for the future commercialization of its pipeline products in Japan, the second largest biopharmaceutical market in the world.1 Shire currently focuses its business on the areas of attention deficit and hyperactivity disorder (ADHD), gastrointestinal (GI) and human genetic therapies, and markets products in pharmaceutical markets worldwide.

 “The unique regulatory, clinical and cultural characteristics of the Japanese market require an early investment in infrastructure to maximize the potential in this strategically important region,” said Sylvie Grégoire, President of Shire Human Genetic Therapies, the business unit focusing on treating rare diseases. “Through the opening of this new office, we have taken a significant step toward increasing our presence in this market.  Soh Fujiwara joins Shire at a critical time in our global expansion, and we look forward to working closely with him and his team to build an infrastructure that will enable us to bring additional therapies to Japanese patients.”

Mr. Fujiwara joins Shire as Managing Director for Japanese operations after spending more than 20 years in the pharmaceutical industry. During his career, Mr. Fujiwara has spent a significant amount of time working on the development of products for rare diseases. In his new role, Mr. Fujiwara will oversee the implementation and development of clinical and regulatory strategies for the commercialization of products in the Human Genetic Therapies pipeline, as well as identify potential future opportunities for growth in this market.  He will also work closely with Japanese physicians and regulatory authorities to ensure the needs of affected patients and their families are being met.

Shire currently has numerous therapies available in Japan through strategic partnerships.  In addition to the Japan representative office, Shire has offices in Singapore and Australia, and plans to continue exploring additional opportunities for growth throughout the Asia Pacific region.

1 IMS Health Incorporated

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Matthew Cabrey (North America)	+1 484 595 8248
	Jessica Cotrone (North America)	+1 617 613 4640

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, the Company’s results could be materially adversely affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of research, development, approval, reimbursement, manufacturing and commercialization of the Company’s Specialty Pharmaceutical and Human Genetic Therapies products, as well as the ability to secure and integrate new products for commercialization and/or development; government regulation of the Company’s products; the Company’s ability to manufacture its products in sufficient quantities to meet demand; the impact of competitive therapies on the Company’s products; the Company’s ability to register, maintain and enforce patents and other intellectual property rights relating to its products; the Company’s ability to obtain and maintain government and other third-party reimbursement for its products; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.